Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

		Amount of
	Gross Assets	Bond Required
	(in millions	(in thousands
	000,000 omitted)	000 omitted)
Calvert Global Energy Solutions Fund	$ 238.0	600
Calvert Global Water Fund	$ 608.5	900
Calvert Green Bond Fund	$ 965.5	1,000
Calvert Small-Cap Fund	$ 2,993.9	1,900
Calvert Flexible Bond Fund	$ 285.3	750
Calvert Floating-Rate Advantage Fund	$ 175.1	600
Calvert Responsible Municipal Income Fund	$ 434.6	750
Calvert International Responsible Index Fund	$ 708.5	900
Calvert US Large-Cap Core Responsible Index Fund	$ 5,161.9	2,500
Calvert US Large-Cap Growth Responsible Index Fund	$ 304.4	750
Calvert US Large-Cap Value Responsible Index Fund	$ 1,909.2	1,500
Calvert US Mid-Cap Core Responsible Index Fund	$ 363.2	750
Calvert Balanced Fund	$ 1,264.8	1,250
Calvert Bond Fund	$ 2,472.8	1,700
Calvert Conservative Allocation Fund	$ 317.1	750
Calvert Equity Fund	$ 6,480.2	2,500
Calvert Growth Allocation Fund	$ 322.2	750
Calvert Moderate Allocation Fund	$ 454.4	750

		Amount of
	Gross Assets	Bond Required
	(in millions	(in thousands
	000,000 omitted)	000 omitted)
Calvert VP EAFE International Index Portfolio	$ 135.5	525
Calvert VP Investment Grade Bond Index Portfolio	$ 148.9	525
Calvert VP NASDAQ 100 Index Portfolio	$ 331.6	750
Calvert VP Russell 2000 Small Cap Index Portfolio	$ 239.9	600
Calvert VP S&P 500 Index Portfolio	$ 541.7	900
Calvert VP S&P MidCap 400 Index Portfolio	$ 669.1	900
Calvert VP Volatility Managed Growth Portfolio	$ 140.6	525
Calvert VP Volatility Managed Moderate Growth Portfolio	$ 89.5	450
Calvert VP Volatility Managed Moderate Portfolio	$ 109.2	525
Calvert VP SRI Balanced Portfolio	$ 450.5	750
Calvert VP SRI Mid Cap Portfolio	$ 35.8	350
Calvert Emerging Markets Advancement Fund	$ 68.7	400
Calvert Emerging Markets Equity Fund	$ 3,988.7	2,300
Calvert International Equity Fund	$ 932.8	1,000
Calvert International Opportunities Fund	$ 520.7	900
Calvert Mid-Cap Fund	$ 330.4	750
Calvert High Yield Bond Fund	$ 506.6	900
Calvert Income Fund	$ 803.2	1,000
Calvert Core Bond Fund	$ 95.6	450
Calvert Short Duration Income Fund	$ 2,556.3	1,900
Calvert Ultra-Short Duration Income Fund	$ 991.8	1,000